UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2015

Affirmative Insurance Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50795	75-2770432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 Sojourn Drive, Suite 500, Addison, Texas	75001
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (972) 728-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Item 1.03  Bankruptcy or Receivership

On September 16, 2015, the Circuit Court of Cook County, Illinois, Chancery Division, entered an Agreed Order of Rehabilitation (Agreed Order) placing Affirmative Insurance Company (AIC), an Illinois domiciled stock insurance company and wholly-owned subsidiary of Affirmative Insurance Holdings, Inc., into court-ordered rehabilitation pursuant to the Illinois Insurance Code and appointing the Acting Director of Insurance of the State of Illinois as Rehabilitator.

Pursuant to the Agreed Order, title and possession of all property, contracts and rights of action of AIC is vested in the Rehabilitator, who is authorized to, among other things, deal with the property, business and affairs of AIC, administer its operations and exercise all power and authority granted under Illinois law. The Agreed Order enjoins AIC and its officers, directors and other agents from, among other things, transacting any business of AIC or disposing of any property or assets of AIC without the express written consent of the Rehabilitator.

The foregoing description of the Agreed Order is a summary of the material terms of the Agreed Order and does not purport to be complete. Such description is qualified entirely by reference to the Agreed Order, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01  Exhibits

99.1Agreed Order of Rehabilitation entered September 16, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

Date: September 17, 2015	By:	/s/ John P. Killacky
Name: John P. Killacky
Title: Executive Vice President, General Counsel & Secretary